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                                                                    EXHIBIT 10.5

                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (the "Agreement"), is made and entered into as of March 31, 2000 (the "Effective Date"), by and between Concorde Cruises, Inc., a South Dakota corporation (the "Company"), and Michael A. Hlavsa (the "Consultant"). The Company and Consultant are also referred to collectively as the "Parties" and individually as a "Party".

                              W I T N E S S E T H:

     WHEREAS, the Company desires to hire the Consultant to perform certain management duties for Bayfront Ventures, a Florida general partnership and/or Princesa Partners, a Florida general partnership, and the Consultant desires to accept such opportunity offered by the Company.

     NOW, THEREFORE, in consideration for the mutual obligations contained herein, the Company and the Consultant, each intending to be legally bound hereby, mutually covenant and agree as follows:

     1. ENGAGEMENT.

           (a) Contracting. The Company hereby contracts with the Consultant and the Consultant hereby accepts such contract, in the capacity to act in accordance with the terms and conditions hereinafter set forth.

           (b) Term. The term of engagement under this Agreement shall commence on the Effective Date, and shall terminate on the first to occur: (i) the liquidation and winding up of the Company, (ii) two years from the Effective Date, or (iii) the effective date of written notice of termination as set forth in Section 9.1 hereof (the "Term").

           (c) Location of Services. Upon the Effective Date, and through the Term, the Consultant's services will be performed at such places that are appropriate and mutually agreed upon by the Consultant and the Company.

     2. INDEPENDENT CONTRACTOR. The Consultant shall not be an employee of the Company and shall not be entitled to participate in any employee benefit plans or other benefits or conditions of employment available to employees of the Company. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture, partnership, agency, employment or fiduciary relationship between the parties. The Consultant shall have no authority to act as an agent of the Company, except on authority specifically so delegated, and he shall not represent to the contrary to any person. The Consultant shall only consult on, render advice with respect to and perform such tasks as the Consultant determines in good faith are necessary to achieve the results specified by the Company.

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     3. SERVICES. During the Term the Consultant shall be available upon reasonable notice from time to time to provide management consulting services to the Company. As requested, Consultant agrees to render advice with respect to senior management matters related to the Company's business, administration and policies. In addition, Consultant's services may include, without limitation, the preparation and quarterly revision of a comprehensive marketing plan including statistical and performance measurements, periodic identification and follow-up on tasks assigned to each department head, and preparation and submittal of department head performance appraisals for approval.

     4. EXTENT OF SERVICES. During the Term, the Consultant shall devote substantially his entire time during reasonable business hours and use his best efforts to provide consulting services in accordance with the terms of this Agreement, and keep the Company advised of the progress of the work. The Consultant shall permit any authorized representative of the Company to inspect from time to time such results of said consulting services as are susceptible to inspection.

     5. COMMUNICATION. The Consultant will report to the President of the Company, or such person as the President of the Company may from time to time designate, on all matters relating to this Agreement and the Consultant's performance of his duties hereunder.

     6. AGREEMENTS. The Consultant shall not be authorized or empowered to enter into any agreements with any party on behalf of the Company. The Company has the absolute right to refuse any offers, work or material brought to it by Consultant without incurring any liability to such third party or to the Consultant.

     7. COMPENSATION.

           (a) Annual Compensation. As compensation for the above stated services, the Company shall pay Consultant a fee of $125,000 per year (the "Annual Fee") payable in advance on the first business day of each month in substantially equal installments.

           (b) Bonus Payment. For each Contract Year (as defined below) during the Term, Consultant shall be eligible to receive a bonus (the "Bonus") based upon the combined earnings before interest, depreciation, taxes and amortization ("EBITDA") of Bayfront Ventures, a Florida general partnership, and Princesa Partners, a Florida general partnership (collectively, the "Partnerships") calculated as follows:

               (i) Consultant shall be entitled to a Bonus equal to 3% of the EBITDA of the Partnerships for a Contract Year; provided, however, that no Bonus will be payable if the EBITDA of the Partnerships for a Contract Year is less than $3,375,000; and

               (ii) Consultant shall be entitled to an additional Bonus equal to 2% of the EBITDA of the Partnerships for a Contract Year that is in excess of $4,100,000.

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           A Contract Year means the twelve month period beginning April 1 and ending March 31. The Bonus shall be due and payable on or before June 30 for the preceding Contract Year. Any Bonus payable to Consultant for a portion of a Contract Year shall be prorated in accordance with the following formula: the Bonus otherwise payable multiplied by the fraction, the numerator of which is equal to the number of days during the recently completed Contract Year this Agreement was in effect and the denominator of which is equal to 365. In calculating the EBITDA of the Partnerships for a partial Contract Year, the Bonus calculation shall be based on the Company's calculation of pro forma EBITDA for the full Contract Year.

           (c) Expenses. The Company shall promptly pay or reimburse the Consultant for all reasonable expenses incurred by him in connection with the performance of his duties and responsibilities hereunder; provided such expenses are incurred in compliance with the Company's travel and expense reimbursement policies, as amended from time to time. Expenses in excess of $500 must be preapproved by the Company. All requests for reimbursed expenses shall be accompanied by such documents or other evidence as are reasonably required to support the deduction of such expenses in accordance with the rules established from time to time by the Company.

           (d) Taxes. The Consultant shall provide the Company with his Social Security Number or Employer Identification Number, as applicable, so that the Company is able to file the appropriate reporting forms with the Internal Revenue Service. The Company shall annually provide the Consultant with copies of forms so filed. It is understood that all compensation paid to the Consultant hereunder in respect of services rendered during the Term shall constitute revenues to the Consultant. To the extent consistent with applicable law (and unless otherwise required by applicable law as determined by the Company in its absolute discretion or a taxing authority), the Company will not withhold any amounts therefrom as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws. The Consultant shall be solely responsible for the withholding and/or payment of any federal, state or local income or payroll taxes.

     THE CONSULTANT IS NOT ENTITLED TO WORKERS' COMPENSATION BENEFITS. THE CONSULTANT IS OBLIGATED TO PAY FEDERAL AND STATE INCOME TAX ON ANY MONIES EARNED PURSUANT TO THE CONTRACT RELATIONSHIP AND THE CONSULTANT SHALL INDEMNIFY AND HOLD THE COMPANY HARMLESS FROM ANY AND ALL TAXES, INTEREST AND PENALTIES OWED BY HIM AS A RESULT OF THE CONSULTANT'S FAILURE TO TIMELY PAY ANY SUCH TAXES.

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    8.  INDEMNIFICATION.

           (a) Indemnification by Consultant. Consultant shall defend, indemnify, and hold the Company harmless from and against all claims asserted by a third party (or parties) and related damages, losses and expenses, including reasonable attorneys' fees, arising out of or resulting from the services performed or neglected to be performed by Consultant; provided that any such claim, damage, loss, or expense is caused by the gross negligence or willful misconduct of Consultant and is not caused by the gross negligence or willful misconduct of the Company.

           (b) Indemnification by Company. Company shall defend, indemnify, and hold Consultant harmless from and against all claims asserted by a third party (or parties) and related damages, losses and expenses, including reasonable attorneys' fees, arising out of or resulting from the services performed or neglected to be performed by the Company; provided that any such claim, damage, loss, or expense is caused by the gross negligence or willful misconduct of the Company and is not caused by the gross negligence or willful misconduct of Consultant.

   9.1. TERMINATION.

           (a) Cause. The Company may terminate this Agreement at any time for Cause. For purposes of this Agreement, "Cause" means (i) Consultant engaging in an act of theft, embezzlement, misappropriation of funds or property, or fraud against, or with respect to the business of, the Company or its affiliates; (ii) Consultant commits a breach of any material term or condition of this Agreement; (iii) Consultant is convicted of, or pleads guilty or nolo contendere to, a felony or a crime involving moral turpitude; (iv) as a result of Consultant's gross negligence or willful misconduct, Consultant commits any act that causes, or knowingly fails to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of the Company or its affiliates; (v) the material failure or inability of Consultant to provide the services set forth in Section 3 or to follow the lawful direction of the Company in performing the services set forth in Section 3, which failure is not remedied within fifteen (15) days after receipt of notice thereof; (vi) death; and (vii) Consultant's commission of any act, other than an act performed at the direction of the Company, that would cause any license or permit of the Company or its affiliates to be revoked, suspended or not renewed after proper application.

           (b) Without Cause. Either Party may terminate this Agreement for any reason upon thirty (30) days prior written notice to the other Party.

           (c) Date of Termination. For purposes of this Agreement, the term "Date of Termination" shall mean the date that the Company gives written notice to Consultant that it intends to terminate this Agreement pursuant to the terms
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        hereof or the date, if any, specified by the Corporation in such written notice as the effective date of termination.

   9.2. OBLIGATIONS UPON TERMINATION.

           (a) Upon the termination by the Company for Cause or upon Consultant's voluntary termination of this Agreement, the Corporation's obligations to Consultant shall terminate, other than the obligation to pay to Consultant any earned but unpaid portion of the Annual Fee and unpaid expenses through the day preceding the Date of Termination. No Bonus will be payable to Consultant.

           (b) If the Company terminates Consultant other than pursuant to
        Section 9.1(a) hereof, the Corporation shall pay the unpaid portion of the Annual Fee through the remainder of the Term. In addition, Consultant shall be entitled to the Bonus, if any, only for the Contract Year in which he was terminated, which Bonus shall be calculated through the Date of Termination in the manner set forth in, and in accordance with, Section 7(b) of this Agreement. Any amount payable under this
        Section 9.2(b) shall be payable in a lump sum within ninety (90) days of the Date of Termination.

  10. PROPRIETARY INFORMATION. Through the second anniversary of the date this Agreement terminates or expires, the Consultant shall keep in strictest confidence and trust all Proprietary Information and shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company, any Proprietary Information. Consultant agrees that all Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all licenses and other rights in connection with such Proprietary Information. "Proprietary Information" means information relating to the properties, prospects, products, services, customers or operations of the Company or any direct or indirect affiliate thereof that is not generally known, is proprietary to the Company or such affiliate and is made known to the Consultant or learned or acquired by the Consultant during its relationship with the Company, including, without limitation, information concerning trade secrets of the Company, or any of the Company's affiliates and any improvements relating to the products of the Company in accounting, marketing, selling, leasing, financing and other business methods and techniques. However, Proprietary Information shall not include: (i) at the time of disclosure to the Consultant such information that was in the public domain or later entered the public domain other than as a result of a breach of an obligation herein. All materials or articles of information of any kind furnished to the Consultant by the Company or developed by the Consultant in the course of its engagement hereunder are and shall remain the sole property of the Company; and if the Company requests the return of such information at any time during, upon or after the termination of the Consultant's engagement hereunder, the Consultant shall immediately deliver the same to the Company.

  11. EQUITABLE RELIEF. The Consultant acknowledges that, in view of the nature of the business in which the Company is engaged, the restrictions contained in
Section 10 (the "Restrictions") are reasonable and necessary in order to protect the legitimate interests of the

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Company, and that any violation thereof would result in irreparable injuries to the Company, and the Consultant therefore further acknowledges that, if the Consultant violates, or threatens to violate, any of the Restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company may be entitled.

     12. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first-class certified mail, return receipt requested, postage prepaid, addressed as follows:

(a)  if to the Company, to:                 (b) if to the Consultant, to:

     Concorde Cruises, Inc.                     Michael A. Hlavsa
     c/o Concorde Gaming Corporation            2221 SW 131 Terrace
     3290 Lien Street                           Davie, FL  33325
     Rapid City, SD  57702                      Telephone: (954) 476-4300
     Attention: Jerry L. Baum, President
     Telephone: (605) 341-7738
     Facsimile: (605) 342-0247

Notice so given shall be deemed given and received (i) if by mail, on the fourth calendar day after posting; (ii) if by cable, telegram, telecopier or personal delivery on the date of actual transmission or (as the case may be) personal or other delivery; and (iii) if by overnight courier, on the next business day following the day such notice is delivered to the courier service.

     13. EXCLUSION OF PROPERTY OF OTHERS. Consultant will not bring to the Company or use in the performance of its consulting duties any documents or materials of a former employer or client that are not generally available to the public or that have not been legally transferred to the Company or Consultant.

     14. NO ASSIGNMENT. This Agreement and all rights hereunder are personal to Consultant and may not be assigned by Consultant. Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company whether by purchase, merger or consolidation.

     15. AMENDMENTS, WAIVERS. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Consultant and by a duly authorized representative of the Company. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or

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further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

     16. RULES OF CONSTRUCTION. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

     17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Florida.

     18. ARBITRATION OF ALL DISPUTES. The Company and Consultant mutually agree that any controversy or claim arising out of or relating to this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in Denver, Colorado, if Consultant requests such arbitration, or in Miami, Florida, if Company requests such arbitration. Except for claims relating to the Restrictions, which may be resolved at the Company's option through judicial proceedings or arbitration, arbitration shall be the exclusive forum to resolve all disputes between the Consultant and the Company. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The arbitration shall be presided over by one arbitrator who shall be selected in accordance with the commercial arbitration rules of the American Arbitration Association. The cost of any arbitration proceeding hereunder shall be borne equally by the Company and the Consultant, subject to the arbitrator awarding such costs otherwise. The award of the arbitrator shall be binding upon the parties. Except where expressly authorized by statute, a party shall only be entitled to be awarded damages for actual losses suffered by the injured party plus reasonable costs (including reasonable attorney's fees). Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     19. SEVERABILITY. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

     20. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof.

     21. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties transmitting the same by facsimile transmission.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the Effective Date.

                                        COMPANY

                                        Concorde Cruises, Inc.


                                        By:  /s/ JERRY L. BAUM
                                           -------------------------------------
                                        Name:    Jerry L. Baum
                                        Title:   President



                                        CONSULTANT

                                        Michael A. Hlavsa


                                        /s/ MICHAEL A. HLAVSA
                                        ----------------------------------------


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